Exhibit A

AGREEMENT REGARDING THE JOINT FILING OF SCHEDULE 13D

The undersigned hereby agree that a single Schedule 13D (or any amendment thereto) relating to the common stock of Acadia Healthcare Company, Inc. may be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13D.

Date: August 21, 2015

By:	/s/ Joey A. Jacobs
Name:	Joey A. Jacobs

By:	/s/ Brent Turner
Name:	Brent Turner

By:	/s/ Ronald M. Fincher
Name:	Ronald M. Fincher

By:	/s/ Jack E. Polson
Name:	Jack E. Polson

By:	/s/ Christopher L. Howard
Name:	Christopher L. Howard

By:	/s/ Danny E. Carpenter
Name:	Danny E. Carpenter

By:	/s/ Robert W. Swinson
Name:	Robert W. Swinson

By:	/s/ Fred T. Dodd, Jr.
Name:	Fred T. Dodd, Jr.

By:	/s/ Randall P. Goldberg
Name:	Randall P. Goldberg

JEREMY BRENT JACOBS GST NON-EXEMPT TRUST U/A/D 04/26/2011

By:	/s/ Deborah H. Jacobs
Name:	Deborah H. Jacobs
Its:	Trustee

SCOTT DOUGLAS JACOBS GST NON-EXEMPT TRUST U/A/D 04/26/2011

By:	/s/ Deborah H. Jacobs
Name:	Deborah H. Jacobs
Its:	Trustee

ELIZABETH GRACE TURNER 2011 VESTED TRUST

By:	/s/ Caryn Turner
Name:	Caryn Turner
Its:	Trustee

[Signature Page to Joint Filing Agreement]

WILLIAM JESSE TURNER 2011 VESTED TRUST

By:	/s/ Caryn Turner
Name:	Caryn Turner
Its:	Trustee

RAS W. FINCHER II TRUST U/A/D 09-13-2011

By:	/s/ Joey A. Jacobs
Name:	Joey A. Jacobs
Its:	Trustee

MORGAN M. FINCHER TRUST U/A/D 09-13-2011

By:	/s/ Joey A. Jacobs
Name:	Joey A. Jacobs
Its:	Trustee

CODY C. FINCHER TRUST U/A/D 09-13-2011

By:	/s/ Joey A. Jacobs
Name:	Joey A. Jacobs
Its:	Trustee

JACK E. POLSON FAMILY 2013 GRANTOR RETAINED ANNUITY TRUST

By:	/s/ Jack E. Polson
Name:	Jack E. Polson
Its:	Trustee

[Signature Page to Joint Filing Agreement]